Exhibit 99

FPL Group, Inc.
Corporate Communications Dept.
Media Line: (305) 552-3888
July 28, 2009

FOR IMMEDIATE RELEASE

NOTE TO EDITORS: This news release reflects the earnings report of FPL Group, Inc. Reference to the corporation and its earnings or financial results should be to “FPL Group” and not abbreviated using the name “FPL” as the latter is the name/acronym of the corporation’s electric utility subsidiary.

FPL Group announces 2009 second quarter earnings

•	NextEra Energy Resources reports solid results
•	Economic downturn continues to impact Florida Power & Light Company
•	FPL Group reaffirms adjusted earnings expectations of $4.20 to $4.40 per share for 2009 and $4.65 to $5.05 per share for 2010

JUNO BEACH, Fla. – FPL Group, Inc. (NYSE: FPL) today reported 2009 second quarter net income on a GAAP basis of $370 million, or $0.91 per share, compared with $209 million, or $0.52 per share, in the second quarter of 2008. Compared to the prior-year quarter, NextEra Energy Resources’ net income increased by $183 million while Florida Power & Light’s decreased by $4 million.

On an adjusted basis, FPL Group’s earnings were $401 million, or $0.99 per share, compared with $375 million, or $0.93 per share, in the second quarter of 2008. Adjusted earnings exclude the mark-to-market effects of non-qualifying hedges and other than temporary impairments (OTTI) on certain investments, both of which relate to NextEra Energy Resources.

FPL Group’s management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the Board of Directors and as input in determining whether performance targets are met for performance-based compensation under the company’s employee incentive compensation plans. FPL Group also uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. FPL Group management believes that adjusted earnings provide a more meaningful representation of FPL Group’s fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income, which is the most directly comparable GAAP measure.

“Our earnings for the quarter were solid overall, with lower year-over-year earnings at Florida Power & Light Company more than offset by the performance of NextEra Energy Resources. While the Florida economy is quite challenging, we are delivering exceptional value to FPL customers in the form of reliable, clean energy at low rates and are continuing to invest to support the needs of our customers in the years ahead. At NextEra Energy Resources, we’re investing to support the long-term growth of our renewables business, which continues to perform well and which we believe continues to have good growth prospects,” said FPL Group Chairman and CEO Lew Hay.

Florida Power & Light Company
FPL Group's rate-regulated utility subsidiary, Florida Power & Light Company, reported second quarter net income of $213 million, or $0.52 per share, down from $217 million, or $0.54 per share, in the prior year’s quarter.

Florida’s economy continued to have a negative impact on FPL’s results. Retail sales declined for the quarter by 2.8 percent on a year-over-year basis, and usage per retail customer declined by 2.5 percent. The average number of customers for the quarter was down by 16,000 on a year-over-year basis. Weather-related usage was above normal in the quarter but was the same amount as in last year’s comparable quarter.

While managing near-term economic challenges, the company also took actions designed to provide customers with affordable, reliable and clean energy in the future. During the quarter, FPL filed a proposal with the Public Service Commission for the construction of a new underground natural gas pipeline in Florida to meet increasing demand for natural gas as a clean fuel for generating electricity while helping to diversify and secure the state’s access to natural gas supplies. The pipeline, approximately 300 miles long, is proposed for construction in the eastern portion of the state from Palm Beach County in the south to Bradford County in the north. The Public Service Commission is expected to vote on the pipeline proposal in September.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy subsidiary of FPL Group with generating facilities in 25 states and Canada, reported second quarter net income on a GAAP basis of $186 million, or $0.46 per share, compared with $3 million, or $0.01 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources’ earnings were $217 million, or $0.54 per share, compared with $169 million, or $0.42 per share, in the second quarter of 2008.

NextEra Energy Resources’ second quarter adjusted earnings per share rose by 29 percent over the prior-year quarter despite a much lower than normal wind resource. These results were driven by the addition of new assets, the wholesale marketing and trading business, and the retail business. The company’s wind assets increased by roughly 1,370 megawatts compared to the prior-year quarter, accounting for adjusted earnings per share of $0.05, with an additional $0.04 attributable to the ability to take the value of federal tax credits in the form of cash grants on 685 megawatts of wind projects in 2009. Earnings from the company’s existing wind assets were negatively affected by a lower wind resource compared to last year’s second quarter, reducing earnings by $0.07 per share. In addition, a lower than expected wind resource associated with our new wind investments negatively affected earnings by $0.02 per share this quarter. The wholesale marketing and trading business added $0.09 in adjusted earnings per share when compared to the prior year’s quarter.

Results from operations in the Northeast benefited from the lack of a refueling outage at the Seabrook Nuclear Power Station and higher-priced hedges and were up $0.08 per share over the prior-year quarter, while results from the company’s Texas gas-fired facilities were adversely affected by lower power prices and were down $0.08 per share.

Corporate and Other
The loss in Corporate and Other increased to $29 million in the second quarter of 2009 from $11 million in the second quarter of 2008 as a result of consolidating tax adjustments and higher interest expense.

Outlook
FPL Group is affirming its adjusted earnings expectations of $4.20 to $4.40 per share for 2009 and $4.65 to $5.05 per share for 2010. However, for 2009, in light of a continued weak economy and the poor wind resource experienced in the second quarter, management currently feels more comfortable with the lower half of the adjusted earnings per share range. Please see the accompanying cautionary statements for a full list of the risk factors that may affect future earnings.

As always, FPL Group’s adjusted earnings expectations assume, among other things, normal weather and operating conditions, no further decline in the national or Florida economy, and a reasonable capital markets atmosphere, and exclude the effect of adopting new accounting standards, if any, the mark-to-market effect of non-qualifying hedges and OTTI, none of which can be determined at this time.

As previously announced, FPL Group’s second quarter earnings conference call is scheduled for 9 a.m. EDT on Tuesday, July 28, 2009. The webcast is available on FPL Group’s website by accessing the following link, http://www.FPLGroup.com/investor/contents/investor_index.shtml. The slides and earnings release accompanying the presentation may be downloaded at www.FPLGroup.com beginning at 7:30 a.m. EDT today. For those unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This press release should be read in conjunction with the attached unaudited financial information.

FPL Group: Energy Solutions for the Next Era
FPL Group, Inc. (NYSE: FPL) is a leading clean energy company with 2008 revenues of more than $16 billion, approximately 39,000 megawatts of generating capacity, and more than 15,000 employees in 27 states and Canada. Headquartered in Juno Beach, Fla., FPL Group’s principal subsidiaries are NextEra Energy Resources, LLC, the largest generator in North America of renewable energy from the wind and sun, and Florida Power & Light Company, which serves 4.5 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the country. Through its subsidiaries, FPL Group collectively operates the third largest U.S. nuclear power generation fleet. For more information about FPL Group companies, visit these Web sites: www.FPLGroup.com, www.NextEraEnergyResources.com, www.FPL.com.

Cautionary Statements And Risk Factors That May Affect Future Results

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), FPL Group, Inc. (FPL Group) and Florida Power & Light Company (FPL) are hereby providing cautionary statements identifying important factors that could cause FPL Group's or FPL's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of FPL Group and FPL in this press release, on their respective websites, in response to questions or otherwise.  Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance, climate change strategy or growth strategies (often, but not always, through the use of words or phrases such as will, will likely result, are expected to, will continue, is anticipated, aim, believe, could, should, would, estimated, may, plan, potential, projection, target, outlook, predict and intend or words of similar meaning) are not statements of historical facts and may be forward-looking.  Forward-looking statements involve estimates, assumptions and uncertainties.  Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could cause FPL Group's or FPL's actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of FPL Group and FPL.

Any forward-looking statement speaks only as of the date on which such statement is made, and FPL Group and FPL undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made, unless otherwise required by law.  New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

The following are some important factors that could have a significant impact on FPL Group's and FPL's operations and financial results, and could cause FPL Group's and FPL's actual results or outcomes to differ materially from those discussed or implied in the forward-looking statements:

FPL Group and FPL are subject to complex laws and regulations and to changes in laws and regulations as well as changing governmental policies and regulatory actions.  FPL holds franchise agreements with local municipalities and counties, and must renegotiate expiring agreements.  These factors may have a negative impact on the business and results of operations of FPL Group and FPL.

•
FPL Group and FPL are subject to complex laws and regulations, and to changes in laws or regulations, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, construction and operation of generation facilities, construction and operation of transmission and distribution facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, transmission reliability and present or prospective wholesale and retail competition.  This substantial and complex framework exposes FPL Group and FPL to increased compliance costs and potentially significant monetary penalties for non-compliance.  The Florida Public Service Commission (FPSC) has the authority to disallow recovery by FPL of any and all costs that it considers excessive or imprudently incurred.  The regulatory process generally restricts FPL's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

•
FPL Group and FPL also are subject to extensive federal, state and local environmental statutes, rules and regulations, as well as the effect of changes in or additions to applicable statutes, rules and regulations that relate to, or in the future may relate to, for example, air quality, water quality, climate change, greenhouse gas emissions, carbon dioxide emissions, waste management, marine and wildlife mortality, natural resources, health, safety and renewable portfolio standards that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs.  There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

•
FPL Group and FPL operate in a changing market environment influenced by various legislative and regulatory initiatives regarding regulation, deregulation or restructuring of the energy industry, including, for example, deregulation or restructuring of the production and sale of electricity, as well as increased focus on renewable and clean energy sources and reduction of carbon emissions.  FPL Group and its subsidiaries will need to adapt to these changes and may face increasing costs and competitive pressure in doing so.

•	FPL Group's and FPL's results of operations could be affected by FPL's ability to negotiate or renegotiate franchise agreements with municipalities and counties in Florida.

The operation and maintenance of power generation, transmission and distribution facilities involve significant risks that could adversely affect the results of operations and financial condition of FPL Group and FPL.

•
The operation and maintenance of power generation, transmission and distribution facilities involve many risks, including, for example, start up risks, breakdown or failure of equipment, transmission and distribution lines or pipelines, the inability to properly manage or mitigate known equipment defects throughout FPL Group's and FPL's generation fleets and transmission and distribution systems, use of new or unproven technology, the dependence on a specific fuel source, failures in the supply or transportation of fuel, the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes, floods and droughts), and performance below expected or contracted levels of output or efficiency.  This could result in lost revenues and/or increased expenses, including, for example, lost revenues due to prolonged outages and increased expenses due to monetary penalties or fines, replacement equipment costs or an obligation to purchase or generate replacement power at potentially higher prices to meet contractual obligations.  Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses.  Breakdown or failure of an operating facility of NextEra Energy Resources, LLC (NextEra Energy Resources) may, for example, prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or subject NextEra Energy Resources to incurring a liability for liquidated damages.

The operation and maintenance of nuclear facilities involves inherent risks, including environmental, health, regulatory, terrorism and financial risks, that could result in fines or the closure of nuclear units owned by FPL or NextEra Energy Resources, and which may present potential exposures in excess of insurance coverage.

•
FPL and NextEra Energy Resources own, or hold undivided interests in, nuclear generation facilities in four states.  These nuclear facilities are subject to environmental, health and financial risks such as on-site storage of spent nuclear fuel, the ability to dispose of spent nuclear fuel, the ability to maintain adequate reserves for decommissioning, potential liabilities arising out of the operation of these facilities, and the threat of a possible terrorist attack.  Although FPL and NextEra Energy Resources maintain decommissioning trusts and external insurance coverage to minimize the financial exposure to these risks, it is possible that the cost of decommissioning the facilities could exceed the amount available in the decommissioning trusts, and that liability and property damages could exceed the amount of insurance coverage.

•
The U.S. Nuclear Regulatory Commission (NRC) has broad authority to impose licensing and safety-related requirements for the construction and operation and maintenance of nuclear generation facilities.  In the event of non-compliance, the NRC has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved.  NRC orders or new regulations related to increased security measures and any future safety requirements promulgated by the NRC could require FPL and NextEra Energy Resources to incur substantial operating and capital expenditures at their nuclear plants.  In addition, if a serious nuclear incident were to occur at an FPL or NextEra Energy Resources plant, it could result in substantial costs.  A major incident at a nuclear facility anywhere in the world could cause the NRC to limit or prohibit the operation or licensing of any domestic nuclear unit.

•	In addition, potential terrorist threats and increased public scrutiny of utilities could result in increased nuclear licensing or compliance costs which are difficult or impossible to predict.

The construction of, and capital improvements to, power generation and transmission facilities involve substantial risks.  Should construction or capital improvement efforts be unsuccessful or delayed, the results of operations and financial condition of FPL Group and FPL could be adversely affected.

•
The ability of FPL Group and FPL to complete construction of, and capital improvement projects for, their power generation and transmission facilities on schedule and within budget are contingent upon many variables that could delay completion, increase costs or otherwise adversely affect operational and financial results, including, for example, limitations related to transmission interconnection issues, escalating costs for materials and labor and environmental compliance, delays with respect to permits and other approvals, and disputes involving third parties, and are subject to substantial risks.  Should any such efforts be unsuccessful or delayed, FPL Group and FPL could be subject to additional costs, termination payments under committed contracts, loss of tax credits and/or the write-off of their investment in the project or improvement.

The use of derivative contracts by FPL Group and FPL in the normal course of business could result in financial losses or the payment of margin cash collateral that adversely impact the results of operations or cash flows of FPL Group and FPL.

•
FPL Group and FPL use derivative instruments, such as swaps, options, futures and forwards, some of which are traded in the over-the-counter markets or on exchanges, to manage their commodity and financial market risks, and for FPL Group to engage in trading and marketing activities.  FPL Group could recognize financial losses as a result of volatility in the market values of these derivative instruments, or if a counterparty fails to perform or make payments under these derivative instruments and could suffer a reduction in operating cash flows as a result of the requirement to post margin cash collateral.  In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates.  As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments.  In addition, FPL's use of such instruments could be subject to prudence challenges and, if found imprudent, cost recovery could be disallowed by the FPSC.

•
FPL Group provides full energy and capacity requirement services, which include load-following services and various ancillary services, primarily to distribution utilities to satisfy all or a portion of such utilities’ power supply obligations to their customers.  The supply costs for these transactions may be affected by a number of factors, such as weather conditions, fluctuating prices for energy and ancillary services, and the ability of the distribution utilities’ customers to elect to receive service from competing suppliers, which could negatively affect FPL Group’s results of operations from these transactions.

FPL Group's competitive energy business is subject to risks, many of which are beyond the control of FPL Group, including, but not limited to, the efficient development and operation of generating assets, the successful and timely completion of project restructuring activities, the price and supply of fuel and equipment, transmission constraints, competition from other generators, including those using new sources of generation, excess generation capacity and demand for power, that may reduce the revenues and adversely impact the results of operations and financial condition of FPL Group.

•
There are various risks associated with FPL Group's competitive energy business.  In addition to risks discussed elsewhere, risk factors specifically affecting NextEra Energy Resources' success in competitive wholesale markets include, for example, the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, maintenance of the qualifying facility status of certain projects, the price and supply of fuel (including transportation) and equipment, transmission constraints, the ability to utilize production tax credits, competition from other and new sources of generation, excess generation capacity and shifting demand for power.  There can be significant volatility in market prices for fuel, electricity and renewable and other energy commodities, and there are other financial, counterparty and market risks that are beyond the control of NextEra Energy Resources.  NextEra Energy Resources' inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair FPL Group's future financial results.  In keeping with industry trends, a portion of NextEra Energy Resources' power generation facilities operate wholly or partially without long-term power purchase agreements.  As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may increase the volatility of FPL Group's financial results.  In addition, NextEra Energy Resources' business depends upon power transmission and natural gas transportation facilities owned and operated by others; if transmission or transportation is disrupted or capacity is inadequate or unavailable, NextEra Energy Resources' ability to sell and deliver its wholesale power or natural gas may be limited.

FPL Group's ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including, but not limited to, the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

•
FPL Group is likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry in general.  In addition, FPL Group may be unable to identify attractive acquisition opportunities at favorable prices and to complete and integrate them successfully and in a timely manner.

FPL Group and FPL participate in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth, future income and expenditures.

•
FPL Group and FPL participate in markets that are susceptible to uncertain economic conditions, which complicate estimates of revenue growth.  Because components of budgeting and forecasting are dependent upon estimates of revenue growth in the markets FPL Group and FPL serve, the uncertainty makes estimates of future income and expenditures more difficult.  As a result, FPL Group and FPL may make significant investments and expenditures but never realize the anticipated benefits, which could adversely affect results of operations.  The future direction of the overall economy also may have a significant effect on the overall performance and financial condition of FPL Group and FPL.

Customer growth and customer usage in FPL's service area affect FPL Group's and FPL's results of operations.

•
FPL Group's and FPL's results of operations are affected by the growth in customer accounts in FPL's service area and by customer usage.  Customer growth can be affected by population growth.  Customer growth and customer usage can be affected by economic factors in Florida and elsewhere, including, for example, job and income growth, housing starts and new home prices.  Customer growth and customer usage directly influence the demand for electricity and the need for additional power generation and power delivery facilities at FPL.

Weather affects FPL Group's and FPL's results of operations, as can the impact of severe weather.  Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities.

•
FPL Group's and FPL's results of operations are affected by changes in the weather.  Weather conditions directly influence the demand for electricity and natural gas, affect the price of energy commodities, and can affect the production of electricity at power generating facilities, including, but not limited to, wind, solar and hydro-powered facilities.  FPL Group's and FPL's results of operations can be affected by the impact of severe weather which can be destructive, causing outages and/or property damage, may affect fuel supply, and could require additional costs to be incurred.  At FPL, recovery of these costs is subject to FPSC approval.

Adverse capital and credit market conditions may adversely affect FPL Group's and FPL's ability to meet liquidity needs, access capital and operate and grow their businesses, and increase the cost of capital.  Disruptions, uncertainty or volatility in the financial markets can also adversely impact the results of operations and financial condition of FPL Group and FPL, as well as exert downward pressure on the market price of FPL Group's common stock.

•
Having access to the credit and capital markets, at a reasonable cost, is necessary for FPL Group and FPL to fund their operations, including their capital requirements. Those markets have provided FPL Group and FPL with the liquidity to operate and grow their businesses that is not otherwise provided from operating cash flows.  Disruptions, uncertainty or volatility in those markets can increase FPL Group's and FPL's cost of capital.  If FPL Group and FPL are unable to access the credit and capital markets on terms that are reasonable, they may have to delay raising capital, issue shorter-term securities and/or bear an unfavorable cost of capital, which, in turn, could adversely impact their ability to grow their businesses, decrease earnings, significantly reduce financial flexibility and/or limit FPL Group's ability to sustain its current common stock dividend level.

•
The market price and trading volume of FPL Group's common stock could be subject to significant fluctuations due to, among other things, general stock market conditions and changes in market sentiment regarding FPL Group and its subsidiaries' operations, business, growth prospects and financing strategies.

FPL Group’s, FPL Group Capital’s and FPL’s inability to maintain their current credit ratings may adversely affect FPL Group’s and FPL’s liquidity, limit the ability of FPL Group and FPL to grow their businesses, and would likely increase interest costs.

•
FPL Group and FPL rely on access to capital and credit markets as significant sources of liquidity for capital requirements not satisfied by operating cash flows.  The inability of FPL Group, FPL Group Capital and FPL to maintain their current credit ratings could affect their ability to raise capital or obtain credit on favorable terms, which, in turn, could impact FPL Group's and FPL's ability to grow their businesses and would likely increase their interest costs.

FPL Group and FPL are subject to credit and performance risk from third parties under supply and service contracts.

•
FPL Group and FPL rely on contracts with vendors for the supply of equipment, materials, fuel and other goods and services required for the construction and operation of, and for capital improvements to, their facilities, as well as for business operations.  If vendors fail to fulfill their contractual obligations, FPL Group and FPL may need to make arrangements with other suppliers, which could result in higher costs, untimely completion of power generation facilities and other projects, and/or a disruption to their operations.

FPL Group and FPL are subject to costs and other potentially adverse effects of legal and regulatory proceedings, as well as regulatory compliance and changes in or additions to applicable tax laws, rates or policies, rates of inflation, accounting standards, securities laws, corporate governance requirements and labor and employment laws.

•
FPL Group and FPL are subject to costs and other potentially adverse effects of legal and regulatory proceedings, settlements, investigations and claims, as well as regulatory compliance and the effect of new, or changes in, tax laws, rates or policies, rates of inflation, accounting standards, securities laws, corporate governance requirements and labor and employment laws.

•
FPL and NextEra Energy Resources, as owners and operators of bulk power transmission systems and/or critical assets within various regions throughout the United States, are subject to mandatory reliability standards promulgated by the North American Electric Reliability Corporation and enforced by the Federal Energy Regulatory Commission.  These standards, which previously were being applied on a voluntary basis, became mandatory in June 2007.  Noncompliance with these mandatory reliability standards could result in sanctions, including substantial monetary penalties, which likely would not be recoverable from customers.

Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt FPL Group's and FPL's business may impact the operations of FPL Group and FPL in unpredictable ways.

•
FPL Group and FPL are subject to direct and indirect effects of terrorist threats and activities, as well as cyber attacks and disruptive activities of individuals and/or groups.  Infrastructure facilities and systems, including, for example, generation, transmission and distribution facilities, physical assets and information systems, in general, have been identified as potential targets.  The effects of these threats and activities include, but are not limited to, the inability to generate, purchase or transmit power, the delay in development and construction of new generating facilities, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the United States, and the increased cost and adequacy of security and insurance.

The ability of FPL Group and FPL to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events.

•
FPL Group's and FPL's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be adversely affected by international, national, state or local events as well as company-specific events.

FPL Group and FPL are subject to employee workforce factors that could adversely affect the businesses and financial condition of FPL Group and FPL.

•
FPL Group and FPL are subject to employee workforce factors, including, for example, loss or retirement of key executives, availability of qualified personnel, inflationary pressures on payroll and benefits costs and collective bargaining agreements with union employees and work stoppage that could adversely affect the businesses and financial condition of FPL Group and FPL.

The risks described herein are not the only risks facing FPL Group and FPL.  Additional risks and uncertainties also may materially adversely affect FPL Group's or FPL's business, financial condition and/or future operating results.

FPL Group, Inc.
Preliminary Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Three Months Ended June 30, 2009	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.

Operating Revenues	$2,864	$911	$36	$3,811

Operating Expenses
Fuel, purchased power and interchange	1,554	231	12	1,797
Other operations and maintenance	376	276	20	672
Storm cost amortization	7	-	-	7
Depreciation and amortization	265	158	5	428
Taxes other than income taxes	266	35	1	302
Total operating expenses	2,468	700	38	3,206

Operating Income (Loss)	396	211	(2)	605

Other Income (Deductions)
Interest expense	(79)	(89)	(47)	(215)
Equity in earnings of equity method investees	-	13	-	13
Allowance for equity funds used during construction	15	-	-	15
Interest income	-	5	12	17
Other than temporary impairment losses on securities held in nuclear decommissioning funds	-	(1)	-	(1)
Other – net	(1)	7	1	7
Total other income (deductions) – net	(65)	(65)	(34)	(164)

Income (Loss) Before Income Taxes	331	146	(36)	441
Income Tax Expense (Benefit)	118	(40)	(7)	71

Net Income (Loss)	$213	$186	$(29)	$370

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$213	$186	$(29)	$370
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	31	-	31
Other than temporary impairment losses - net	-	-	-	-

Adjusted Earnings (Loss)	$213	$217	$(29)	$401

Earnings (Loss) Per Share (assuming dilution)	$0.52	$0.46	$(0.07)	$0.91
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	0.08	-	0.08
Other than temporary impairment losses - net	-	-	-	-

Adjusted Earnings (Loss) Per Share	$0.52	$0.54	$(0.07)	$0.99

Weighted-average shares outstanding (assuming dilution)				406

NextEra Energy Resources' interest expense is based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction.  For these purposes, the deferred credit associated with differential membership interests sold by a NextEra Energy Resources subsidiary in 2007 is included with debt.  Residual non-utility interest expense is included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Three Months Ended June 30, 2008	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.

Operating Revenues	$2,871	$663	$51	$3,585

Operating Expenses
Fuel, purchased power and interchange	1,598	339	27	1,964
Other operations and maintenance	379	252	20	651
Storm cost amortization	15	-	-	15
Depreciation and amortization	199	141	4	344
Taxes other than income taxes	264	33	1	298
Total operating expenses	2,455	765	52	3,272

Operating Income (Loss)	416	(102)	(1)	313

Other Income (Deductions)
Interest expense	(83)	(73)	(39)	(195)
Equity in earnings of equity method investees	-	26	-	26
Allowance for equity funds used during construction	8	-	-	8
Interest income	4	9	8	21
Other than temporary impairment losses on securities held in nuclear decommissioning funds	-	(13)	-	(13)
Other – net	(3)	2	1	-
Total other income (deductions) – net	(74)	(49)	(30)	(153)

Income (Loss) Before Income Taxes	342	(151)	(31)	160
Income Tax Expense (Benefit)	125	(154)	(20)	(49)

Net Income (Loss)	$217	$3	$(11)	$209

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$217	$3	$(11)	$209
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	157	-	157
Other than temporary impairment losses - net	-	9	-	9

Adjusted Earnings (Loss)	$217	$169	$(11)	$375

Earnings (Loss) Per Share (assuming dilution)	$0.54	$0.01	$(0.03)	$0.52
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	0.39	-	0.39
Other than temporary impairment losses - net	-	0.02	-	0.02

Adjusted Earnings (Loss) Per Share	$0.54	$0.42	$(0.03)	$0.93

Weighted-average shares outstanding (assuming dilution)				403

NextEra Energy Resources' interest expense is based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction.  For these purposes, the deferred credit associated with differential membership interests sold by a NextEra Energy Resources subsidiary in 2007 is included with debt.  Residual non-utility interest expense is included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Six Months Ended June 30, 2009	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.

Operating Revenues	$5,437	$2,000	$78	$7,515

Operating Expenses
Fuel, purchased power and interchange	3,024	555	30	3,609
Other operations and maintenance	715	533	43	1,291
Storm cost amortization	26	-	-	26
Depreciation and amortization	497	313	8	818
Taxes other than income taxes	517	65	1	583
Total operating expenses	4,779	1,466	82	6,327

Operating Income (Loss)	658	534	(4)	1,188

Other Income (Deductions)
Interest expense	(156)	(178)	(92)	(426)
Equity in earnings of equity method investees	-	20	-	20
Allowance for equity funds used during construction	31	-	-	31
Interest income	1	11	31	43
Other than temporary impairment losses on securities held in nuclear decommissioning funds	-	(54)	-	(54)
Other – net	(5)	15	12	22
Total other income (deductions) – net	(129)	(186)	(49)	(364)

Income (Loss) Before Income Taxes	529	348	(53)	824
Income Tax Expense (Benefit)	189	(90)	(9)	90

Net Income (Loss)	$340	$438	$(44)	$734

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$340	$438	$(44)	$734
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	1	-	1
Other than temporary impairment losses - net	-	29	-	29

Adjusted Earnings (Loss)	$340	$468	$(44)	$764

Earnings (Loss) Per Share (assuming dilution)	$0.84	$1.08	$(0.11)	$1.81
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	-	-	-	-
Other than temporary impairment losses - net	-	0.07	-	0.07

Adjusted Earnings (Loss) Per Share	$0.84	$1.15	$(0.11)	$1.88

Weighted-average shares outstanding (assuming dilution)				406

NextEra Energy Resources' interest expense is based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction.  For these purposes, the deferred credit associated with differential membership interests sold by a NextEra Energy Resources subsidiary in 2007 is included with debt.  Residual non-utility interest expense is included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Six Months Ended June 30, 2008	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.

Operating Revenues	$5,406	$1,517	$97	$7,020

Operating Expenses
Fuel, purchased power and interchange	3,055	584	51	3,690
Other operations and maintenance	757	500	36	1,293
Storm cost amortization	25	-	-	25
Depreciation and amortization	395	274	8	677
Taxes other than income taxes	514	65	(1)	578
Total operating expenses	4,746	1,423	94	6,263

Operating Income (Loss)	660	94	3	757

Other Income (Deductions)
Interest expense	(169)	(147)	(77)	(393)
Equity in earnings of equity method investees	-	40	-	40
Allowance for equity funds used during construction	13	-	-	13
Interest income	8	19	9	36
Other than temporary impairment losses on securities held in nuclear decommissioning funds	-	(20)	-	(20)
Other – net	(6)	13	-	7
Total other income (deductions) – net	(154)	(95)	(68)	(317)

Income (Loss) Before Income Taxes	506	(1)	(65)	440
Income Tax Expense (Benefit)	181	(168)	(31)	(18)

Net Income (Loss)	$325	$167	$(34)	$458

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income (Loss)	$325	$167	$(34)	$458
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	209	-	209
Other than temporary impairment losses - net	-	12	-	12

Adjusted Earnings (Loss)	$325	$388	$(34)	$679

Earnings (Loss) Per Share (assuming dilution)	$0.81	$0.42	$(0.09)	$1.14
Adjustments:
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	0.52	-	0.52
Other than temporary impairment losses - net	-	0.03	-	0.03

Adjusted Earnings (Loss) Per Share	$0.81	$0.97	$(0.09)	$1.69

Weighted-average shares outstanding (assuming dilution)				402

NextEra Energy Resources' interest expense is based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction.  For these purposes, the deferred credit associated with differential membership interests sold by a NextEra Energy Resources subsidiary in 2007 is included with debt.  Residual non-utility interest expense is included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Balance Sheets
(millions)
(unaudited)

June 30, 2009	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.

Property, Plant and Equipment
Electric utility plant in service and other property	$26,828	$15,071	$284	$42,183
Nuclear fuel	674	723	-	1,397
Construction work in progress	2,374	1,874	28	4,276
Less accumulated depreciation and amortization	(10,378)	(3,116)	(165)	(13,659)
Total property, plant and equipment – net	19,498	14,552	147	34,197

Current Assets
Cash and cash equivalents	99	131	46	276
Customer receivables, net of allowances	859	578	11	1,448
Other receivables, net of allowances	205	118	(74)	249
Materials, supplies and fossil fuel inventory – at avg. cost	572	329	5	906
Regulatory assets:
Deferred clause and franchise expenses	89	-	-	89
Securitized storm-recovery costs	67	-	-	67
Derivatives	873	-	-	873
Pension	-	-	19	19
Other	-	-	4	4
Derivatives	8	587	(3)	592
Other	177	162	7	346
Total current assets	2,949	1,905	15	4,869

Other Assets
Special use funds	2,201	841	-	3,042
Prepaid benefit costs	1,006	-	(51)	955
Other investments	5	238	703	946
Regulatory assets:
Securitized storm-recovery costs	672	-	-	672
Deferred clause expenses	-	-	-	-
Pension	-	-	110	110
Unamortized loss on reacquired debt	31	-	-	31
Other	153	-	3	156
Other	227	833	366	1,426
Total other assets	4,295	1,912	1,131	7,338

Total Assets	$26,742	$18,369	$1,293	$46,404

Capitalization
Common stock	$1,373	$-	$(1,369)	$4
Additional paid-in capital	4,393	6,256	(5,765)	4,884
Retained earnings	2,338	3,150	1,754	7,242
Accumulated other comprehensive income (loss)	-	142	(28)	114
Total common shareholders' equity	8,104	9,548	(5,408)	12,244
Long-term debt	5,789	4,002	6,073	15,864

Total capitalization	13,893	13,550	665	28,108

Current Liabilities
Commercial paper	748	-	374	1,122
Notes payable	-	-	-	-
Current maturities of long-term debt	40	319	101	460
Accounts payable	770	485	-	1,255
Customer deposits	587	5	-	592
Accrued interest and taxes	360	285	(111)	534
Regulatory liabilities - deferred clause and franchise revenues	40	-	-	40
Derivatives	881	215	-	1,096
Other	662	686	3	1,351
Total current liabilities	4,088	1,995	367	6,450

Other Liabilities and Deferred Credits
Asset retirement obligations	1,789	558	-	2,347
Accumulated deferred income taxes	3,407	892	23	4,322
Regulatory liabilities:
Accrued asset removal costs	2,194	-	-	2,194
Asset retirement obligation regulatory expense difference	518	-	-	518
Other	210	-	-	210
Derivatives	3	178	11	192
Other	640	1,196	227	2,063
Total other liabilities and deferred credits	8,761	2,824	261	11,846

Commitments and Contingencies

Total Capitalization and Liabilities	$26,742	$18,369	$1,293	$46,404

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Balance Sheets
(millions)
(unaudited)

December 31, 2008	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.

Property, Plant and Equipment
Electric utility plant in service and other property	$26,497	$14,874	$267	$41,638
Nuclear fuel	613	646	1	1,260
Construction work in progress	1,862	748	20	2,630
Less accumulated depreciation and amortization	(10,189)	(2,771)	(157)	(13,117)
Total property, plant and equipment – net	18,783	13,497	131	32,411

Current Assets
Cash and cash equivalents	120	145	270	535
Customer receivables, net of allowances	796	630	17	1,443
Other receivables, net of allowances	143	183	(62)	264
Materials, supplies and fossil fuel inventory – at avg. cost	563	401	4	968
Regulatory assets:
Deferred clause and franchise expenses	248	-	-	248
Securitized storm-recovery costs	64	-	-	64
Derivatives	1,109	-	-	1,109
Pension	-	-	19	19
Other	1	-	3	4
Derivatives	4	432	(3)	433
Other	124	156	25	305

Total current assets	3,172	1,947	273	5,392

Other Assets
Special use funds	2,158	789	-	2,947
Prepaid benefit costs	968	-	(54)	914
Other investments	6	245	672	923
Regulatory assets:
Securitized storm-recovery costs	697	-	-	697
Deferred clause expenses	79	-	-	79
Pension	-	-	100	100
Unamortized loss on reacquired debt	32	-	-	32
Other	133	-	5	138
Other	147	679	362	1,188
Total other assets	4,220	1,713	1,085	7,018

Total Assets	$26,175	$17,157	$1,489	$44,821

Capitalization
Common stock	$1,373	$-	$(1,369)	$4
Additional paid-in capital	4,393	5,984	(5,572)	4,805
Retained earnings	2,323	2,707	1,855	6,885
Accumulated other comprehensive income (loss)	-	13	(26)	(13)
Total common shareholders' equity	8,089	8,704	(5,112)	11,681
Long-term debt	5,311	3,893	4,629	13,833
Total capitalization	13,400	12,597	(483)	25,514

Current Liabilities
Commercial paper	773	-	1,062	1,835
Notes payable	-	-	30	30
Current maturities of long-term debt	263	289	836	1,388
Accounts payable	645	416	1	1,062
Customer deposits	570	5	-	575
Accrued interest and taxes	449	99	(174)	374
Regulatory liabilities - deferred clause and franchise revenues	11	-	-	11
Derivatives	1,114	187	(1)	1,300
Other	598	513	3	1,114
Total current liabilities	4,423	1,509	1,757	7,689

Other Liabilities and Deferred Credits
Asset retirement obligations	1,743	539	1	2,283
Accumulated deferred income taxes	3,105	1,106	20	4,231
Regulatory liabilities:
Accrued asset removal costs	2,142	-	-	2,142
Asset retirement obligation regulatory expense difference	520	-	-	520
Other	218	-	-	218
Derivatives	1	214	3	218
Other	623	1,192	191	2,006

Total other liabilities and deferred credits	8,352	3,051	215	11,618

Commitments and Contingencies

Total Capitalization and Liabilities	$26,175	$17,157	$1,489	$44,821

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Six Months Ended June 30, 2009	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.

Cash Flows From Operating Activities
Net income (loss)	$340	$438	$(44)	$734

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	497	313	8	818
Nuclear fuel amortization	59	60	-	119
Recoverable storm-related costs of FPL	(10)	-	-	(10)
Storm cost amortization	26	-	-	26
Unrealized (gains) losses on marked to market energy contracts	-	27	-	27
Deferred income taxes	308	(249)	14	73
Cost recovery clauses and franchise fees	268	-	-	268
Change in prepaid option premiums and derivative settlements	(1)	63	-	62
Equity in earnings of equity method investees	-	(20)	-	(20)
Distributions of earnings from equity method investees	-	30	-	30
Changes in operating assets and liabilities:
Customer receivables	(63)	52	6	(5)
Other receivables	56	(9)	(30)	17
Materials, supplies and fossil fuel inventory	(9)	72	(1)	62
Other current assets	(58)	(14)	9	(63)
Other assets	(39)	16	(7)	(30)
Accounts payable	107	(49)	1	59
Customer deposits	17	-	-	17
Margin cash collateral	1	(193)	-	(192)
Income taxes	(357)	274	96	13
Interest and other taxes	123	21	16	160
Other current liabilities	11	(41)	2	(28)
Other liabilities	20	(24)	35	31
Other – net	(20)	10	(14)	(24)

Net cash provided by (used in) operating activities	1,276	777	91	2,144

Cash Flows From Investing Activities
Capital expenditures of FPL	(1,088)	-	-	(1,088)
Independent power investments	-	(1,084)	-	(1,084)
Nuclear fuel purchases	(90)	(77)	-	(167)
Other capital expenditures	-	-	(20)	(20)
Sale of independent power investments	-	5	-	5
Proceeds from sale of securities in special use funds	1,198	512	1	1,711
Purchases of securities in special use funds	(1,219)	(531)	-	(1,750)
Proceeds from sale of other securities	-	-	286	286
Purchases of other securities	-	(7)	(313)	(320)
Other – net	1	(1)	6	6

Net cash provided by (used in) investing activities	(1,198)	(1,183)	(40)	(2,421)

Cash Flows From Financing Activities
Issuances of long-term debt	493	422	1,457	2,372
Retirements of long-term debt	(245)	(303)	(766)	(1,314)
Net change in short-term debt	(25)	-	(718)	(743)
Issuances of common stock	-	-	83	83
Dividends on common stock	-	-	(382)	(382)
Dividends & capital distributions from (to) FPL Group – net	(325)	272	53	-
Change in funds held for storm-recovery bond payments	4	-	-	4
Other – net	(1)	1	(2)	(2)

Net cash provided by (used in) financing activities	(99)	392	(275)	18

Net increase (decrease) in cash and cash equivalents	(21)	(14)	(224)	(259)
Cash and cash equivalents at beginning of period	120	145	270	535

Cash and cash equivalents at end of period	$99	$131	$46	$276

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Six Months Ended June 30, 2008	Florida Power & Light	NextEra Energy Resources	Corporate & Other	FPL Group, Inc.

Cash Flows From Operating Activities
Net income (loss)	$325	$167	$(34)	$458

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	395	274	8	677
Nuclear fuel amortization	50	41	-	91
Recoverable storm-related costs of FPL	72	-	-	72
Storm cost amortization	25	-	-	25
Unrealized (gains) losses on marked to market energy contracts	-	334	-	334
Deferred income taxes	339	(237)	(16)	86
Cost recovery clauses and franchise fees	(302)	-	-	(302)
Change in prepaid option premiums and derivative settlements	6	(10)	1	(3)
Equity in earnings of equity method investees	-	(40)	-	(40)
Distribution of earnings from equity method investees	-	34	-	34
Changes in operating assets and liabilities:
Customer receivables	(74)	(104)	(5)	(183)
Other receivables	(6)	13	(20)	(13)
Materials, supplies and fossil fuel inventory	(112)	(121)	-	(233)
Other current assets	(77)	(12)	8	(81)
Other assets	(48)	(34)	(23)	(105)
Accounts payable	545	113	2	660
Customer deposits	21	-	(1)	20
Margin cash collateral	442	85	-	527
Income taxes	(101)	42	(56)	(115)
Interest and other taxes	127	9	(7)	129
Other current liabilities	16	(33)	(14)	(31)
Other liabilities	(8)	(20)	7	(21)
Other – net	45	(3)	40	82

Net cash provided by (used in) operating activities	1,680	498	(110)	2,068

Cash Flows From Investing Activities
Capital expenditures of FPL	(1,161)	-	-	(1,161)
Independent power investments	-	(1,222)	-	(1,222)
Nuclear fuel purchases	(56)	(22)	-	(78)
Other capital expenditures	-	-	(13)	(13)
Sale of independent power investments	-	-	-	-
Proceeds from sale of securities in special use funds	760	387	-	1,147
Purchases of securities in special use funds	(806)	(395)	-	(1,201)
Proceeds from sale of other securities	-	-	57	57
Purchases of other securities	-	(35)	(63)	(98)
Other – net	-	39	-	39

Net cash provided by (used in) investing activities	(1,263)	(1,248)	(19)	(2,530)

Cash Flows From Financing Activities
Issuances of long-term debt	589	161	997	1,747
Retirements of long-term debt	(224)	(510)	(506)	(1,240)
Net change in short-term debt	(519)	-	928	409
Issuances of common stock	-	-	23	23
Dividends on common stock	-	-	(356)	(356)
Dividends & capital distributions from (to) FPL Group – net	(50)	1,064	(1,014)	-
Change in funds held for storm-recovery bond payments	12	-	-	12
Other – net	(1)	-	2	1

Net cash provided by (used in) financing activities	(193)	715	74	596

Net increase (decrease) in cash and cash equivalents	224	(35)	(55)	134
Cash and cash equivalents at beginning of period	63	157	70	290

Cash and cash equivalents at end of period	$287	$122	$15	$424

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc.
Preliminary Earnings Per Share Contributions
(assuming dilution)
(unaudited)

	First Quarter	Second Quarter	Year-To-Date

FPL Group – 2008 Earnings Per Share	$0.62	0.52	$1.14

Florida Power & Light – 2008 Earnings Per Share	$0.27	0.54	$0.81
Customer growth	-	(0.01)	(0.01)
Usage due to weather	-	-	-
Underlying usage growth and all other revenue	(0.04)	(0.02)	(0.06)
O&M expense	0.06	-	0.06
Depreciation expense	-	(0.01)	(0.01)
AFUDC	0.03	0.02	0.05
Interest expense (gross)	0.01	-	0.01
Share dilution	-	-	(0.01)
Other	(0.02)	-	-

Florida Power & Light – 2009 Earnings Per Share	0.31	0.52	0.84

NextEra Energy Resources – 2008 Earnings Per Share	0.41	0.01	0.42
New investments	0.14	0.09	0.24
Existing assets	(0.08)	(0.02)	(0.10)
Asset optimization and trading	(0.02)	0.09	0.07
Non-qualifying hedges impact	0.20	0.31	0.52
Change in other than temporary impairment losses - net	(0.06)	0.02	(0.04)
Share dilution	-	-	-
Other, including interest expense	0.03	(0.04)	(0.03)

NextEra Energy Resources – 2009 Earnings Per Share	0.62	0.46	1.08

Corporate and Other – 2008 Earnings Per Share	(0.06)	(0.03)	(0.09)
FPL FiberNet	-	-	-
Share dilution	-	-	-
Other, including interest expense and interest income	0.03	(0.04)	(0.02)

Corporate and Other – 2009 Earnings Per Share	(0.03)	(0.07)	(0.11)

FPL Group – 2009 Earnings Per Share	$0.90	0.91	$1.81

The sum of the quarterly amounts may not equal the total for the year due to rounding.

FPL Group, Inc.
Preliminary Schedule of Total Debt and Equity
(millions)
(unaudited)

June 30, 2009	Per Books	Adjusted 1

Long-term debt, including current maturities, and commercial paper
Junior Subordinated Debentures2	$2,703	$1,177
Project debt:
Natural gas-fired assets	803
Wind assets	2,782
Hydro assets	700
Storm Securitization Debt	591
Debt with partial corporate support:
Natural gas-fired assets	-
Other long-term debt, including current maturities, commercial paper, and notes payable3	9,867	9,867
Total debt	17,446	11,044
Junior Subordinated Debentures2		1,527
Common shareholders' equity	12,244	12,244

Total capitalization, including debt due within one year	$29,690	$24,815

Debt ratio	59%	45%

December 31, 2008	Per Books	Adjusted 1

Long-term debt, including current maturities, and commercial paper
Junior Subordinated Debentures2	$2,009	$1,005
Project debt:
Natural gas-fired assets	813
Wind assets	2,499
Hydro assets	700
Storm Securitization Debt	611
Debt with partial corporate support:
Natural gas-fired assets	-
Other long-term debt, including current maturities, and commercial paper3	10,454	10,454
Total debt	17,086	11,459
Junior Subordinated Debentures2		1,005
Common shareholders' equity	11,681	11,681
Total capitalization, including debt due within one year	$28,767	$24,145

Debt ratio	59%	47%

1 Ratios exclude impact of imputed debt for purchase power obligations.  Including the impact of imputed debt for purchase power obligations the adjusted debt ratio would be 47% and 49% for June 30, 2009 and December 31, 2008 respectively.
2 Adjusted to reflect preferred stock characteristics of these securities (preferred trust securities and junior subordinated debentures)
3 Includes premium and discount on all debt issuances

FPL Group, Inc.
Preliminary Long-Term Debt and Commercial Paper
June 30, 2009
(millions)
(unaudited)

Type of Debt	Interest Rate (%)	Maturity Date	Total Debt	Current Portion	Long-Term Portion

Long-Term:
Florida Power & Light
First Mortgage Bonds:
First Mortgage Bonds	4.850	02/01/13	400	-	400
First Mortgage Bonds	5.850	02/01/33	200	-	200
First Mortgage Bonds	5.950	10/01/33	300	-	300
First Mortgage Bonds	5.625	04/01/34	500	-	500
First Mortgage Bonds	5.650	02/01/35	240	-	240
First Mortgage Bonds	4.950	06/01/35	300	-	300
First Mortgage Bonds	5.400	09/01/35	300	-	300
First Mortgage Bonds	6.200	06/01/36	300	-	300
First Mortgage Bonds	5.650	02/01/37	400	-	400
First Mortgage Bonds	5.850	05/01/37	300	-	300
First Mortgage Bonds	5.550	11/01/17	300	-	300
First Mortgage Bonds	5.950	02/01/38	600	-	600
First Mortgage Bonds	5.960	04/01/39	500	-	500
Total First Mortgage Bonds			4,640	-	4,640

Revenue Refunding Bonds:
Miami-Dade Solid Waste Disposal	VAR	02/01/23	15	-	15
St. Lucie Solid Waste Disposal	VAR	05/01/24	79	-	79
					-
Total Revenue Refunding Bonds			94	-	94
Pollution Control Bonds:
Dade	VAR	04/01/20	9	-	9
Martin	VAR	07/15/22	96	-	96
Jacksonville	VAR	09/01/24	46	-	46
Manatee	VAR	09/01/24	16	-	16
Putnam	VAR	09/01/24	4	-	4
Jacksonville	VAR	05/01/27	28	-	28
St. Lucie	VAR	09/01/28	242	-	242
Jacksonville	VAR	05/01/29	52	-	52
					-
Total Pollution Control Bonds			493	-	493
Industrial Bonds - Dade	VAR	06/01/21	46	-	46

Storm Securitization Bonds:
Storm Securitization Bonds	5.050	02/01/11	63	40	23
Storm Securitization Bonds	5.040	08/01/13	140	-	140
Storm Securitization Bonds	5.130	08/01/15	100	-	100
Storm Securitization Bonds	5.260	08/01/19	288	-	288
Total Storm Securitization Bonds			591	40	551

Unamortized discount			(35)	-	(35)
TOTAL FLORIDA POWER & LIGHT			5,829	40	5,789

FPL Group, Inc.
Preliminary Long-Term Debt and Commercial Paper
June 30, 2009
(millions)
(unaudited)

FPL Group Capital
Debentures:
Debentures	5.630	09/01/11	600	-	600
Debentures	7.880	12/15/15	450	-	450
Debentures	7.880	12/15/15	50	-	50
Debentures	5.350	06/01/13	250	-	250
Debentures	6.000	03/01/19	500	-	500
Debentures	8.375	06/01/14	350	-	350
Debentures (Junior Subordinated)	5.880	03/15/44	309	-	309
Debentures (Junior Subordinated)	6.600	10/01/66	350	-	350
Debentures (Junior Subordinated)	6.350	10/01/66	339	-	339
Debentures (Junior Subordinated)	6.650	06/15/67	380	-	380
Debentures (Junior Subordinated)	7.300	09/01/67	250	-	250
Debentures (Junior Subordinated)	7.450	09/01/67	350	-	350
Debentures (Junior Subordinated)	8.750	03/01/69	375	-	375
Floating Debenture	VAR	06/01/11	250	-	250
Total Debentures			4,803	-	4,803
Term Loans:
Term Loans	VAR	06/10/10	200	-	200
Term Loans	VAR	03/25/11	100	-	100
Term Loans	VAR	03/27/11	100	-	100
Term Loans	VAR	10/31/09	100	100	-
Term Loans	VAR	03/25/11	200	-	200
Term Loans	VAR	09/16/11	90	-	90
Term Loans	VAR	09/17/11	120	-	120
Term Loans	VAR	12/19/11	130	-	130
Term Loans	VAR	12/19/11	50	-	50
Term Loans	VAR	01/22/11	72	-	72
Term Loans	VAR	12/19/11	145	-	145
Term Loans	VAR	12/19/11	50	-	50
Total Term Loans			1,357	100	1,257

Fair value swaps			16	-	16
Unamortized discount			(4)	-	(4)
NextEra Energy Resources
Senior Secured Bonds:
Senior Secured Bonds	6.876	06/27/17	66	11	55
Senior Secured Bonds	6.125	03/25/19	71	8	63
Senior Secured Bonds	6.639	06/20/23	228	27	201
Senior Secured Bonds	5.608	03/10/24	282	23	259
Senior Secured Bonds	7.520	06/30/19	189	15	174
Total Senior Secured Bonds			836	84	752
Senior Secured Notes:
Senior Secured Notes	7.260	07/20/15	125	-	125
Senior Secured Notes	6.310	07/10/17	290	-	290
Senior Secured Notes	6.610	07/10/27	35	-	35
Senior Secured Notes	6.960	07/10/37	250	-	250
Senior Secured Notes	7.110	06/28/20	88	5	83
Senior Secured Notes	6.665	01/10/31	162	12	150
Senior Secured Notes	7.590	07/10/18	525	7	518
Senior Secured Notes	8.450	11/30/12	35	10	25
Limited-recourse Senior Secured Notes	7.510	07/20/21	17	1	16
Total Senior Secured Bonds			1,527	35	1,492
Credit Facility	VAR	12/31/23	79	4	75
Other Debt:
Other Debt	VAR	12/31/17	77	12	65
Other Debt	8.010	12/31/18	2	-	2
Other Debt	Part fixed & VAR	11/30/19	204	22	182
Other Debt	6.800	01/31/22	502	55	447
Other Debt	VAR	12/31/12	171	37	134
Other Debt	VAR	12/30/16	380	28	352
Other Debt	7.500	12/19/13	202	19	183
Other Debt	Part fixed & VAR	05/17/17	341	23	318
Total Other Debt			1,879	196	1,683

Unamortized discount			1	-	1
Total NextEra Energy Resources			4,322	319	4,003
Commercial Paper and Notes Payable:
FPL			748	748	-
Capital			375	375	-
TOTAL FPL GROUP CAPITAL			10,869	794	10,075
TOTAL FPL GROUP, INC.			$17,446	$1,582	$15,864

May not agree to financial statements due to rounding.

Florida Power & Light Company
Statistics
(unaudited)

	Quarter		Year to Date
Periods Ended June 30	2009	2008	2009	2008

Energy sales (million kwh)
Residential	12,786	13,345	23,915	24,782
Commercial	11,024	11,335	21,111	22,053
Industrial	830	912	1,646	1,845
Public authorities	133	133	266	271
Increase (decrease) in unbilled sales	1,663	1,476	1,083	919
Total retail	26,436	27,201	48,021	49,870
Electric utilities	286	277	510	505
Interchange power sales	190	288	987	1,017
Total	26,912	27,766	49,518	51,392

Average price (cents/kwh) 1
Residential	11.84	11.31	11.89	11.28
Commercial	10.51	9.94	10.59	9.94
Industrial	8.89	8.35	8.91	8.32
Total	11.13	10.60	11.19	10.57

Average customer accounts (000's)
Residential	3,986	3,999	3,986	3,999
Commercial	501	500	501	500
Industrial	10	14	11	14
Other	3	3	3	3

Total	4,500	4,516	4,501	4,516

End of period customer accounts (000's)	June 2009	June 2008
Residential	3,984	3,997
Commercial	500	501
Industrial	10	13
Other	4	3
Total	4,498	4,514

1 Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.

	2009	Normal	2008

Three Months Ended June 30
Cooling degree-days	610	573	613
Heating degree-days	15	16	15
Six Months Ended June 30
Cooling degree-days	703	701	769
Heating degree-days	304	241	156

Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature.